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                                                                   EXHIBIT 23(a)






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 20, 2003 relating to the consolidated financial statements and financial statement schedule of ALLETE, Inc., which appear in ALLETE, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.


PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
May 14, 2003